Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in this Registration Statement under the Securities Act of 1933 (Form N-1A) of Oberweis Focused International Growth Fund, a series of shares of The Oberweis Funds, filed with the Securities and Exchange Commission.

BBD, LLP

Philadelphia, Pennsylvania

March 29, 2022